THIS INSTRUMENT AND THE PROMISSORY NOTES AND MEI LOAN AGREEMENT REFERRED TO HEREIN AND THE INDEBTEDNESS EVIDENCED HEREBY AND THEREBY ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THE SUBORDINATION AGREEMENT DATED AS OF JUNE 29, 2012 EXECUTED BY MILLER ENERGY INCOME 2009-A, LP IN FAVOR OF APOLLO INVESTMENT CORP. TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR OBLIGATIONS (AS DEFINED THEREIN).

Maximum Principal Indebtedness for Tennessee
tax recording purpose is $400.20. Taxes previously
paid on $2,719,443.62 on UCC Financing Statement
of record as Inst. No. 110-016591 in the Office of the
Secretary of State of Tennessee.

FIRST AMENDMENT TO PROMISSORY NOTES AND TO RELATED DOCUMENTS

THIS FIRST AMENDMENT TO PROMISSORY NOTES AND TO RELATED DOCUMENTS (the “Amendment”) is made and entered into to be effective as of the 29 day of June, 2012, by and between Miller Energy Income 2009-A, LP (“Holder”) having offices for the conduct of business at 9721 Cogdill Road, Suite 302, Knoxville, TN 37932, and Miller Energy Resources, Inc., formerly Miller Petroleum, Inc. (“Maker”) having offices for the conduct of business at 9721 Cogdill Road, Suite 302, Knoxville, TN 37932.

RECITALS

A.
The Holder is the holder of that certain FIRST SECURED PROMISSORY NOTE dated effective as of November 1, 2009, executed by Maker and payable to the Holder in the face amount of $2,365,173.92 (the “First Note”).

B.
The Holder is also the holder of that certain SECOND SECURED PROMISSORY NOTE dated effective as of December 15, 2009, executed by Maker and payable to the Holder in the face amount of $356,269.70 (the “Second Note”).

C.
The Holder is also the holder of that certain THIRD SECURED PROMISSORY NOTE dated effective as of May 15, 2010, executed by Maker and payable to the Holder in the face amount of $350,000.00 (the “Third Note”, and together with the First Note and the Second Note, collectively, the “Notes”).

D.	The Notes are secured by certain collateral of Maker as set forth in that certain Loan and Security

Agreement dated March 19, 2010 (the “MEI Loan Agreement”), wherein Holder is referred to as “Secured Party” and Maker is referred to as “Debtor”.

#4117688.2

E.
The Maker has also entered into that certain Loan Agreement, dated as of June 29, 2012 (the “Apollo Loan Agreement”), between the Maker, as borrower, the lenders party thereto and Apollo Investment Corp., as administrative agent (“Apollo”).

F.
The parties desire (i) to facilitate the Maker’s transactions under the Apollo Loan Agreement, (ii) to amend the Notes and the MEI Loan Agreement as set forth below and (ii) that the prompt and punctual payment of the Notes, as amended herein, continue to be secured by the MEI Loan Agreement, as amended herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Holder and Maker hereby agree as follows:

1.
Amendment of the Notes. The definition of “Maturity Date” in each Note is hereby amended to read: “the later of (i) the date that is ninety-one (91) days after the date on which Security Termination (as defined in the Loan Agreement, dated as of June 29, 2012, between Maker, as borrower, the lenders party thereto and Apollo Investment Corp., as administrative agent) occurs, and (ii) July 31, 2017.”

2.	Amendment of the MEI Loan Agreement. The MEI Loan Agreement is hereby amended by deleting Exhibit A thereto and replacing it with Exhibit A attached hereto.

3.
Other Amendments. All other provisions of the Notes and the MEI Loan Agreement are hereby amended, mutatis mutandis, to reflect and conform to the amendments to the definitions of “Maturity Date” as contained in each of the Notes, as set forth in the preceding paragraph 1. Each of the Maker and Holder ratify, affirm and agree that (a) the MEI Loan Agreement secures the prompt and punctual payment of the Notes, as modified by this Amendment; and (b) the various agreements, certifications, representations and warranties by Maker set forth therein remain in full force and effect, subject to the amendments set forth herein.

4.
Confirmation of Security Interest. Maker hereby reaffirms and again grants its prior grant of a security interest in that property described on Exhibit A attached hereto, to and in favor of Holder. Holder is permitted and authorized to take any actions deemed necessary by Holder to protect its interests in such collateral, including, in Holder’s discretion, making any additional filings needed and necessary UCC Financing Statements with respect to such granting of a security interest (and the continuation of the previously granted security interest) in and to the property described on Exhibit A. Holder agrees to file any UCC-3 Financing Statement amendments reasonably requested by Maker or Apollo in order to accurately reflect the collateral described on Exhibit A that secures the Notes.

5.
Effect of this Amendment. All provisions of the Notes and the MEI Loan Agreement shall be construed and applied in accordance with the intention of this Amendment. If any conflict or inconsistency arises between the provisions of this Amendment and the provisions of any such document, the provisions and intention of this Amendment shall govern. This Amendment is not intended to and will not effect a novation of the original indebtedness described in the Notes, nor are the security interests of the MEI Loan Agreement in any manner intended to be released, nor are such security interests intended to be altered or changed in any manner whatsoever, in each case, except as specifically set forth herein. All terms and conditions of the Notes and the MEI Loan Agreement will remain in full force and effect except as specifically modified herein.

6.
Representations and Warranties of Maker and Holder. Each of Maker and Holder hereby represents and warrants that it has full power and authority to execute this instrument and that it has been duly authorized by all necessary corporate or other actions.

7.
Statute of Limitations. The parties acknowledge that the six (6) year statute of limitations provided by Tennessee Code Annotated Section 28-3-109, the ten (10) year statute of limitations provided by Tennessee Code Annotated Section 28-1-111, or any other applicable statute of limitations shall now run from July 31, 2017, and not from any previous maturity date of the Notes.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment to be effective as of the day and year first written above.

MILLER ENERGY RESOURCES, INC.	MILLER ENERGY INCOME 2009-A, LP

By: MILLER ENERGY GP, LLC
Its: General Partner

By: /s/ David J. Voyticky	By: /s/ Scott M. Boruff
David J. Voyticky	Scott Boruff
Its: President	Its: Sole Manager

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